Exhibit 24.1

POWER OF ATTORNEY

We, the undersigned directors and officers of PACCAR Financial Corp., a Washington corporation, hereby severally constitute and appoint R. E. Armstrong, R. A. Bengston, T. R. Hubbard, and P. A. Donohoe, or any of them, singly our true and lawful attorney-in-fact, with full power to them and each of them, to sign for us, and in our names in the capacities as indicated below, a registration statement on Form S-3 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering senior debt securities of this corporation, together with any and all amendments (including post-effective amendments) thereto, hereby ratifying and confirming our signatures as they may be signed by our said attorney-in-fact to said registration statement and any and all amendments thereto.

IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney as of the 5th day of November 2012.

/s/ M. C. Pigott	Director
(M. C. Pigott)

/s/ R. E. Armstrong	Chairman and Director
(R. E. Armstrong)

/s/ R. A. Bengston	Vice Chairman and Director
(R. A. Bengston)

/s/ T. R. Hubbard	President and Director
(T. R. Hubbard)

/s/ P. A. Donohoe	Treasurer
(P. A. Donohoe)

/s/ G. L. Watkins	Controller
(G. L. Watkins)